Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

GeneScreen, Inc.,

a Delaware corporation

Lifecodes Corporation,

a Delaware corporation

ReliaGene Technologies Inc.,

a Louisiana corporation

Orchid Cellmark Ltd.

a U.K. private limited company